EXHIBIT 10.17
Warrant Agreement No. ________
NEITHER THIS WARRANT NOR THE COMMON STOCK WHICH MAY BE ACQUIRED UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.
June 1, 2007
BIOHEART, INC.
(Incorporated under the laws of the State of Florida)
Warrant for the Purchase of Shares of Common Stock
     FOR VALUE RECEIVED, BIOHEART, INC., a Florida corporation (the “Company”), hereby certifies that Mr. Howard J. Leonhardt and Mrs. Brenda Leonhardt (the “Initial Holder”), or his/her/its assigns (the “Holder”) are entitled, subject to the provisions of this Warrant, to purchase from the Company, up to 57,860 (the “Subject Shares”) fully paid and non-assessable shares of Common Stock at a price of $4.75 per share (the “Exercise Price”) . This Warrant is being issued in connection with that Continuing Guarantee executed by the Initial Holder in favor of Magellan Group Investments LLC (“Magellan”), dated as of June 1, 2007 (the “Guarantee”).
     In the event that, as of September 30, 2007, the Company has not satisfied and/or discharged all of its payment obligations (a “Loan Satisfaction”) under that certain $5,000,000 Loan borrowed by the Company from Bank of America, N.A. (the “Bank of America Loan”), the number of Subject Shares shall be automatically increased to 66,000 shares without any action required on the part of the Company or the Holder.
     In the event that, as of the first year anniversary of the closing of the Bank of America Loan (the “Closing Date”), the Company has not satisfied and/or discharged (a “Guarantee Satisfaction”) all of its payment obligations to Magellan under that certain Loan Guarantee, Payment and Security Agreement by and between the Company and Magellan, dated as of June 1, 2007 (a “Loan Guarantee Agreement”), the number of Subject Shares shall be automatically increased to 82,500 shares without any action required on the part of the Company or the Holder.

     In the event that, as of the second year anniversary of the Closing Date, the Company has not effectuated a Guarantee Satisfaction, the number of Subject Shares shall be automatically increased to 110,000 shares without any action required on the part of the Company or the Holder.
     In the event that, as of the third year anniversary of Closing Date, the Company has not effectuated a Guarantee Satisfaction, the number of Subject Shares shall be automatically increased to 165,000 shares without any action required on the part of the Company or the Holder.
     In the event that Magellan exercises its right to cause Initial Holder to pay any amounts owed by the Company to Magellan under the Loan Guarantee Agreement (the “Guarantee Exercise”), upon the Company’s receipt of written notice of the Guarantee Exercise by the Initial Holder, the number of Subject Shares will be automatically increased by that number of shares (the “Additional Subject Shares”) determined in accordance with the following formula:
     A   =   165,000   *   [B   ÷   2,200,000]
     Where,
     A = the Additional Subject Shares; and
     B = the aggregate amount paid by the Initial Holder after Magellan’s exercise of its rights under the Magellan Guarantee.
     The term “Common Stock” means the Common Stock, par value $.001 per share, of the Company as constituted on June 1, 2007 (the “Base Date”). The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as “Warrant Stock.” The term “Other Securities” means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Stock. The term “Company” means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation, or (ii) any corporation to which such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its all or substantially all of its property or assets.
     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

     The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.
     1. Exercise of Warrant.
          (a) Subject to Section 1(b) below and in accordance with the procedures set forth in Section 1(c) below, this Warrant may be exercised, in whole or in part, at any time, or from time to time during the period commencing on the date that is three hundred and sixty-six (366) days following the Closing Date (the “One Year Exercise Date”) and expiring on 5:00 p.m. Eastern Time on the date that is ten years following the Closing Date (the “Expiration Date”).
          (b) Notwithstanding Section 1(a) above, in no event shall the Holder be entitled to exercise this Warrant until such time that the Company effectuates a Loan Satisfaction; provided, however, that if, as of the date that is eight months following the Closing Date of the Bank of America Loan, the Company has not effectuated a Loan Satisfaction but the Initial Holder has complied in full with all of its obligations under the Guarantee Agreement, this Section 1(b) shall have no further force and effect.
          (c) During the period that this Warrant is exercisable in accordance with Sections 1(a) and 1(b) above, the Holder may exercise this Warrant by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, together with the Warrant Exercise Form, attached hereto as Exhibit A, duly executed, accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his, her or its duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with a duly executed Warrant Exercise Form, and the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall, subject to compliance with any applicable securities laws, be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.
          (d) During the period that this Warrant is exercisable in accordance with Sections 1(a) and 1(b) above and provided that (i) the Company’s Common Stock is publicly traded and (ii) the average reported weekly trading volume during the four weeks preceding the date of exercise is equal to or greater than 2,500,000, in lieu of exercising this Warrant by tendering cash pursuant to Section 1(c) above, the Holder of this Warrant may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant

(or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of Shares computed using the following formula:

Y (A - B)
X	=	A
     Where:
     X = The number of shares to be issued to the Holder pursuant to this net exercise;
     Y = The number of shares in respect of which the net issue election is made;
     A = The fair market value of one share at the time the net issue election is made; and
     B = The Exercise Price (as adjusted to the date of the net issuance).
     For purposes of this paragraph 3(e), the “fair market value” of one share of Common Stock as of a particular date shall mean the closing price (or average of the closing “bid” and “asked” prices, as the case may be) on the applicable date (i.e. the date of exercise of Warrant) of the Common Stock as reported by Bloomberg L.P. on the applicable market upon which the Common Stock is traded.
     2. Reservation of Shares. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, if necessary, will use its reasonable best efforts to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant.
     3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall issue one additional share of its Common Stock or Other Securities (as applicable) in lieu of each fraction of a share otherwise called for upon exercise of this Warrant.
     4. Transfer of Warrant.
          (a) Subject to compliance with any applicable federal and state securities laws, the conditions set forth in Sections 4(b) below and the provisions of Section 7 of this Warrant, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, together with the Assignment Form, attached hereto as Exhibit C duly executed, the

Transferor Representation Letter (as defined below) duly executed, the Transferee Representation Letter (as defined below) duly executed and funds sufficient to pay any transfer tax, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in the Assignment Form and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned. Thereafter, this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Notwithstanding the foregoing, the Company shall not be required to issue a Warrant covering less than 1,000 shares of Common Stock.
          (b) Notwithstanding anything to the contrary set forth herein, no transfer of all or any portion of this Warrant shall be made except for transfers to the Company, unless:
               (x) if such transfer is made at any time prior to the One Year Exercise Date, the Holder and the proposed transferee each truthfully certify and provide to the Company a written representation letter (the “Transferor Representation Letter” and the “Transferee Representation Letter”, respectively) that such transfer is to either:
                    (A) a “Qualified Institutional Buyer” as such term is defined under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), attached hereto as Exhibit D;
                    (B) a “large institutional accredited investor” as such term is used in the Securities and Exchange Commission staff’s No-Action Letter dated February 28, 1992 to Squadron, Ellenoff, Pleasant & Lehrer, attached hereto as Exhibit E; or
                    (C) a person that is (1) an “accredited investor” within the meaning of Regulation D under the Securities Act (an “Accredited Investor”), (2) as of the Effective Date (as defined in the Guarantee Agreement) and the date of such transfer, is an executive officer of the Company or a member of the Company’s management; and (3) participated in assisting the Company structure the issuance of this Warrant to the Guarantor (as defined in the Guarantee Agreement) and any other persons receiving warrants in connection with their provision of a guaranty or letter of credit to secure the Bank of America Loan.
               (y) if such transfer is made at any time following the One Year Exercise Date, the Holder and the proposed transferee each truthfully certify and provide to the Company the Transferor Representation Letter and the Transferee Representation Letter, respectively that such transfer is to an Accredited Investor.

     5. Anti-Dilution Provisions.
          5.1 Adjustment for Dividends in Other Securities, Property, Etc. In case at any time or from time to time after the Base Date the shareholders of the Company shall have received, or on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive without payment therefor: (a) other or additional securities or property (other than cash) by way of dividend, (b) any cash paid or payable or (c) other or additional (or less) securities or property (including cash) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then, and in each such case, the Holder of this Warrant, upon the exercise thereof as provided in Section 1, shall be entitled to receive the amount of securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise if on the Base Date it had been the holder of record of the number of shares of Common Stock or Other Securities (as applicable) as constituted on the Base Date) subscribed for upon such exercise as provided in Section 1 and had thereafter, during the period from the Base Date to and including the date of such exercise, retained such shares and/or all other additional (or less) securities and property (including cash in the cases referred to in clauses (b) and (c) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 5.2 and 5.3.
          5.2 Adjustment for Recapitalization. If the Company shall at any time subdivide its outstanding shares of Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant), or if the Company shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased and the Exercise Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock, the number of shares of Common Stock or Other Securities subject to this Warrant immediately prior to such combination shall be proportionately decreased and the Exercise Price shall be proportionately increased. Any such adjustments pursuant to this Section 5.2 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.
          5.3 Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

          5.4 No Impairment. The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, while this Warrant is outstanding, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue or sell fully paid and non-assessable shares of capital stock upon the exercise of this Warrant.
          5.5 Certificate as to Adjustments. In each case of an adjustment in the number of shares of Warrant Stock or Other Securities receivable on the exercise of this Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate executed by an executive officer of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to the Holder.
          5.6 Notices of Record Date, Etc. In case:
          (a) the Company shall take a record of the holders of its Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or
          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or
          (c) of any voluntary or involuntary dissolution, liquidation or winding up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to the Holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, which is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the

Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified and the Warrant may be exercised prior to said date during the term of the Warrant.
     6. Legend. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock or Other Securities, all certificates representing such securities shall bear on the face thereof substantially the following legend:
“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be sold or transferred in the absence of an effective registration statement under the Act or an opinion of counsel satisfactory to the Company that such registration is not required. The securities represented by this certificate are subject to certain restrictions and agreements contained in, that certain Warrant Agreement dated                , 2007, by and between the original Holder and the Company and, may not be sold, assigned, transferred, encumbered, pledged or otherwise disposed of except upon compliance with the provisions of such Warrant Agreement. By the acceptance of the shares of capital stock evidenced by this certificate, the holder agrees to be bound by such Warrant Agreement and all amendments thereto. A copy of such Warrant Agreement has been filed at the office of the Company.
The securities represented by this certificate and the holder of such securities are subject to the terms and conditions (including, without limitation, voting agreements and restrictions on transfer) set forth in a Shareholders Agreement, dated as of                , 200          , a copy of which may be obtained from the Company. No transfer of such securities will be made on the books of the Company unless accompanied by evidence of compliance with the terms of such agreement.”
     7. Lock-Up Agreement. The Holder hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company in an agreement in connection with any initial public offering of the Company’s securities, following the effective date of the registration statement for a public offering of the Company’s securities filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except Common Stock, if any, included in such registration.

     8. No Right as a Shareholder. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company.
     9. Registration Under the Securities Act of 1933.
          9.1 Piggyback Registration. If at any time during the period commencing on the date that is six months following the closing date of an initial public offering of the Common Stock and ending on the Expiration Date, the Company proposes to register any shares of its Common Stock under the Securities Act on any form for registration thereunder (the “Registration Statement”) for its own account or the account of shareholders (other than a registration relating to (i) shares of Common Stock underlying a stock option, restricted stock, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or a dividend investment plan; (ii) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation or other entity; or (iii) a registration of securities proposed to be issued in exchange for other securities of the Company), it will at such time give prompt written notice to the Holder of its intention to do so (the “Section 9.1 Notice”). Upon the written request of the Holder given to the Company within ten (10) days after the giving of any Section 9.1 Notice setting forth the number of shares of Warrant Stock intended to be disposed of by the Holder and the intended method of disposition thereof, the Company will include or cause to be included in the Registration Statement the shares of Warrant Stock which the Holder has requested to register, to the extent provided in this Section 9 (a “Piggyback Registration”). Notwithstanding the foregoing, the Company may, at any time, withdraw or cease proceeding with any registration pursuant to this Section 9.1 if it shall at the same time withdraw or cease proceeding with the registration of the Common Stock originally proposed to be registered. The Company shall be obligated to file and cause the effectiveness of only one (1) Piggyback Registration. The shares of Warrant Stock set forth in the Section 9.1 Notice are referred to for purposes of this Section 9 as the “Registrable Shares”.
          9.2 Company Covenants. Whenever required under this Section 9 to include Registrable Shares in a Registration Statement, the Company shall, as expeditiously as reasonably possible:
          (i) Use its commercially reasonable efforts to cause such Registration Statement to become effective and cause such Registration Statement to remain effective until the earlier of the Holder having completed the distribution of all its Registrable Shares described in the Registration Statement or six (6) months from the effective date of the Registration Statement (or such later date by reason of suspensions the effectiveness as provided hereunder). The Company will also use its commercially reasonable efforts to, during the period that such Registration Statement is required to be maintained hereunder, file such post-effective amendments and supplements thereto as may be required by the Securities Act and the rules and regulations thereunder or otherwise to ensure that the Registration Statement does not contain any untrue statement of material fact or omit to state a fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading; provided, however, that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permits, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the Company may incorporate by reference information required to be included in (i) and (ii) above to the extent such information is contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the Registration Statement.
          (ii) Prepare and file with the Unites States Securities and Exchange Commission (the “SEC”) such amendments and supplements to such Registration Statement, and the prospectus used in connection with such Registration Statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.
          (iii) Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus as amended or supplemented from time to time, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Shares owned by the Holder; provided that, in no event, shall the Company be required to incur printing expenses in excess of $1,000 in complying with its obligations under this Section 9.2(iii).
          (iv) Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other federal or state securities laws of such jurisdictions as shall be reasonably requested by the Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.
          (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.
          (vi) Notify the Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (a) when the Registration Statement or any post-effective amendment and supplement thereto has become effective; (b) of the issuance by the SEC of any stop order or the initiation of proceedings for that purpose (in which event the Company shall make use commercially reasonable efforts to obtain the withdrawal of any order suspending effectiveness of the Registration Statement. at the earliest possible time or prevent the entry thereof); (c) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (d) of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
          (vii) Cause all such Registrable Shares registered hereunder to be listed on each securities exchange or quotation service on which similar securities issued by the Company are then listed or quoted.
          (viii) Provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.
          9.3 Furnish Information. In connection with a registration in which the Holder is participating, such Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, the Holder shall provide, within ten (10) days of such request, such information related to such Holder as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.
          9.4 Expenses of Company Registration. All expenses other than underwriting discounts and commissions and any counsel engaged by the Holder incurred in connection with registrations, filings or qualifications pursuant to Section 9.1, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees and fees and disbursements of counsel for the Company (the “Registration Expenses”) shall be borne by the Company.
          9.5 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 9.1 to include any of the Holder’s Registrable Shares in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole and reasonable discretion will not materially jeopardize the success of the offering by the Company, and the Holder enters into such lock-up agreements as may be reasonably required of other selling shareholders in such Registration Statement. If the total amount of securities, including Registrable Shares, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole and reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Shares, which the underwriters determine in their sole and reasonable discretion will not materially jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders). For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder who is a holder of Registrable Shares and is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling shareholder”, and any pro-rata reduction with respect to such “selling shareholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling shareholder”, as defined in this sentence.
          9.6 Indemnification. In the event that any Registrable Shares are included in a Registration Statement under this Section 9.
          (i) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, any underwriter (as defined in the Securities Act) for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, or the Exchange Act, and the Company will pay to the Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9.6(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, underwriter or controlling person.
          (ii) To the extent permitted by law, the Holder will indemnify and hold harmless the Company, its directors, officers, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, any other holder selling securities in such Registration Statement and any controlling person of any such underwriter or other holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 9.6(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9.6(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this Section 9.6(ii) exceed 20% of the cash value of the gross proceeds from the offering received by the Holder.
          (iii) Promptly after receipt by an indemnified party under this Section 9.6 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.6.
          (iv) If the indemnification provided for in this Section 9.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
          (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (vi) The obligations of the Company and the Holder under this Section 9.6 shall survive the completion of any offering of Registrable Shares in a Registration Statement under this Section 9, and otherwise.
          9.7. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holder the benefits of Rule 144 under the Securities Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit the Holder to sell shares of the Company’s Common Stock to the public without registration, commencing immediately after the date on which a registration statement filed by the Company under the Securities Act becomes effective, the Company agrees to use its best efforts to:
          (i) make and keep public information available, as those terms are understood and defined in Rule 144;
          (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
          (iii) furnish to the Holder, so long as the Holder owns any Registrable Shares, forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
          9.8. Permitted Transferees. The rights to cause the Company to register Registrable Shares granted to the Holder by the Company under this Section 9 may be assigned in full by a Holder in connection with a transfer by the Holder of its Registrable Shares if: (a) the Holder gives prior written notice to the Company; (b) such transferee agrees to comply with and be bound by the terms and provisions of this Agreement; (c) such transfer is otherwise in compliance with this Agreement and (d) such transfer is otherwise effected in accordance with applicable securities laws. Except as specifically permitted by this Section 9.8, the rights of a Holder with respect to Registrable Shares as set out herein shall not be transferable to any other person, and any attempted transfer shall cause all rights of the Holder therein to be forfeited.
          9.9 Termination of Registration Rights. The Holder shall no longer be entitled to exercise any registration rights provided for in Section 9.1 after such time at which all Registrable Shares held by the Holder can be sold in any three-month period without registration in compliance with Rule 144(k) of the Act.

     10. Notices. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two (2) days after mailing when mailed by certified or registered mail, return receipt requested, to the Company at its principal office, or to the Holder at the address set forth on the record books of the Company, or at such other address of which the Company or the Holder has been advised by notice hereunder. A copy of any notices provided to the Company hereunder shall be concurrently provided to the Company’s legal counsel addressed to Hunton & Williams, LLP, Attn: David E. Wells, Esq., 1111 Brickell Avenue, Suite 2500, Miami, Florida 33131.
     11. Applicable Law. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the choice of law rules thereof.
     12. Modification of the Terms. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Holder and the Company.
     13. Venue. The parties irrevocably submit to the exclusive jurisdiction of the courts of State of Florida located in Broward County and federal courts of the United States for the Southern District of Florida in respect of the interpretation and of the provisions of this Agreement and in respect of the transactions contemplated hereby.
     14. Waiver of Jury Trial. THE COMPANY AND THE HOLDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE HOLDER AND THE COMPANY.
     15. Payment of Certain Taxes and Charges. The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of this Warrant or to register any transfer of this Warrant until any applicable transfer tax and any other taxes or governmental charges that the Company may be required by law to collect in respect of such exercise or transfer shall have been paid, such tax being payable by Holder at the time of surrender for the exercise or transfer.
     16. Register. The Company or its stock transfer agent, if any, will maintain a register containing the name and address of the Holder of this Warrant and of the holders of other warrants of like tenor issued simultaneously hereunder. Any Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change. The Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Warrant on the part of any other person.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

BIOHEART, INC.
By:	/s/
Name:
Title:

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